Exhibit 23.1
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                          INDEPENDENT AUDITORS' CONSENT


Shareholders and Board of Directors
Denmark Bancshares, Inc.

We consent to the inclusion of our report dated February 6, 2003, relating to the consolidated statements of financial condition of Denmark Bancshares, Inc. and subsidiaries as of December 31, 2002, 2001, and 2000, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002 in the Form 10-K/A of Denmark Bancshares, Inc. for the fiscal year ended December 31, 2002 and to the use of our name in such form. We also consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-69551) of Denmark Bancshares, Inc., of our report dated February 6, 2003 appearing in the Form 10-K/A of Denmark Bancshares, Inc.

Williams Young, LLC

/s/ Williams Young, LLC

Madison, Wisconsin
September 23, 2003